SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 21, 2013

HARRIS TEETER SUPERMARKETS, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

701 Crestdale Road

Matthews, North Carolina 28105

(Address of principal executive offices, including zip code)

(704) 844-3100

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 21, 2013, Harris Teeter Supermarkets, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Registrant’s shareholders approved the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (the “Cash Incentive Plan”).  The Registrant’s Board of Directors previously established the Cash Incentive Plan effective October 3, 2012, subject to shareholder approval. The Cash Incentive Plan replaces the Registrant’s prior cash incentive plan.

The Cash Incentive Plan provides a non-exclusive framework that can satisfy the standards of Section 162(m) of the United States Internal Revenue Code of 1986, as amended.  Under the Cash Incentive Plan, the Compensation Committee of the Board of Directors will designate performance measures and a bonus formula with respect to a performance period for each Cash Incentive Plan participant.

The performance criteria for fiscal 2013 cash incentive awards to the current executive officers named in the Registrant’s Proxy Statement for the Annual Meeting (the “Proxy Statement”) have been established under the Cash Incentive Plan (the “2013 Cash Incentive Awards”). These awards entitle each recipient to a cash payment in fiscal 2014, based upon level of achievement of certain financial criteria for fiscal 2013. Generally, if the Registrant achieves the predetermined minimum level of achievement, executives are paid a predetermined percentage of base compensation as incentive pay. The percentage of base compensation payable as incentive compensation increases as the return increases. Amounts to be received, if any, by the participants in connection with the 2013 Cash Incentive Awards are based on the Registrant’s fiscal 2013 performance, and, accordingly, the value of the awards is not currently determinable. Disclosure regarding these awards will be included in the Registrant’s proxy statement for its 2014 annual meeting of shareholders.

The description in this Item 5.02 is qualified in its entirety by reference to the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  For a more complete description of the Cash Incentive Plan, please refer to the Proxy Statement.

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following eleven nominees as directors, to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
John R. Belk	40,065,676	388,045	2,748,923
John P. Derham Cato	26,686,350	13,767,371	2,748,923
Thomas W. Dickson	39,882,478	571,243	2,748,923
James E. S. Hynes	38,626,360	1,827,361	2,748,923
Anna Spangler Nelson	38,627,258	1,826,463	2,748,923
Mark S. Ordan	40,393,741	59,980	2,748,923
Bailey W. Patrick	39,974,499	479,222	2,748,923
Robert H. Spilman, Jr.	39,966,922	486,799	2,748,923
Harold C. Stowe	40,084,710	369,011	2,748,923
Isaiah Tidwell	39,806,435	647,286	2,748,923
William C. Warden, Jr.	38,638,756	1,814,965	2,748,923

Proposal 2: The Registrant’s shareholders voted to approve the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
39,935,021	497,627	21,073	2,748,923

Proposal 3: The Registrant’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
37,957,401	2,309,886	186,434	2,748,923

Proposal 4: The Registrant’s shareholders voted to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Registrant for the fiscal year ending October 1, 2013, by the following vote:

For	Against	Abstentions
28,920,978	14,275,139	6,527

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

The following exhibit is furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS TEETER SUPERMARKETS, INC.

By:

/s/ JOHN B. WOODLIEF

John B. Woodlief

Executive Vice President and
     Chief Financial Officer

Dated: February 25, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan